TBPE REGISTERED ENGINEERING FIRM F-1580		FAX (713) 651-0849
1100 LOUISIANA SUITE 4600	HOUSTON, TEXAS 77002-5294	TELEPHONE (713) 651-9191

Exhibit 23.4

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

We hereby consent to the references to our firm under the heading “Experts” in this Registration Statement and related Prospectus of Freeport-McMoRan Inc. and to the inclusion or incorporation by reference therein of our reserve report prepared for Freeport-McMoRan Inc. and its subsidiaries (collectively, the “Company”) relating to the estimated quantities of certain of the Company’s proved and probable reserves of oil and gas and present values thereof as of December 31, 2014, which were originally included in the Company’s annual report on Form 10-K for the year ended December 31, 2014.

/s/ Ryder Scott Company, L.P.

RYDER SCOTT COMPANY, L.P.

TBPE Firm Registration No. F-1580

Houston, Texas

August 10, 2015

SUITE 600, 1015 4TH STREET, S.W.	CALGARY, ALBERTA T2R 1J4	TEL (403) 262-2799	FAX (403) 262-2790
621 17TH STREET, SUITE 1550	DENVER, COLORADO 80293-1501	TEL (303) 623-9147	FAX (303) 623-4258